Exhibit 10.89

AMENDMENT FOUR TO UNDERGROUND COAL SALES AGREEMENT

THIS AMENDMENT FOUR TO UNDERGROUND COAL SALES AGREEMENT (“Amendment Four”), by and between SAN JUAN COAL COMPANY, a Delaware corporation (referred to herein as “SJCC”) and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (collectively referred to herein as the “Utilities”) (with SJCC and Utilities herein sometimes collectively referred to as “Parties”), amends that certain Underground Coal Sales Agreement dated August 31, 2001 as amended (the “UG-CSA”) between SJCC and the Utilities.

RECITALS

WHEREAS, SJCC and the Utilities wish to add the April 24, 2006 modification to Federal Coal Lease NM 28093 as defined herein to the Coal Leases;

NOW THEREFORE, in consideration of the terms, covenants and agreements contained in this Amendment Four and for other good and valuable consideration, the Utilities jointly and severally agree with SJCC as follows:

AGREEMENT

1.
The April 24, 2006 modification to Federal Coal Lease NM 28093 is hereby added to the Coal Leases. Specifically, the UG-CSA is amended by adding the following coal lease description to Exhibit “A” “Coal Leases”:

NM 28093 Mod 1 - April 2006 modification to Federal Coal Lease NM 28093, the Deep Lease, approx. 160.6 acres.
Township 29 North, Range 15 West, NMPM, approx. 160.6 acres
Section 1: Lots 3-4, S/2NW/4
The attached map will replace the current map in Exhibit A.

2.	The UG-CSA is amended by deleting the following language at the end of the paragraph in Section A of Exhibit “F” Operating Costs.

and the lease acquisition costs for NM HC-0004. Recovery of the NM HC-0004 lease acquisition costs and other costs incurred in acquiring, developing, assessing, or otherwise preparing for delivery of coal from NM HC-0004 shall be pursuant to the UG-CSA and contingent on delivery of coal to Utilities from NM HC-0004.

And replacing it with:

and the lease acquisition costs for NM HC-0004 and NM 28093 Mod 1. Recovery of the NM 28093 Mod 1 lease acquisition costs and other costs incurred in acquiring, developing, assessing, or otherwise preparing for delivery of coal from NM 28093 Mod 1 shall be pursuant to the UG-CSA and contingent on delivery of coal to Utilities from NM 28093 Mod 1.

3.
All other provisions of the UG-CSA not specifically amended by this Amendment Four remain in full force and effect. Except as otherwise stated, the terms of this Agreement shall be effective upon execution by all Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized.

Public Service Company of New Mexico

By: /s/ Hugh W. Smith
Name: Hugh W. Smith
Title:Senior Vice President, Energy Resources  Date: 3/7/07

Tucson Electric Power Company

By: /s/ Michael J. DeConcini
Name: Michael J. DeConcini
Title: Senior VP      Date: 9/21/06

San Juan Coal Company

By: /s/ Evan Y. Jones
Name: Evan Y. Jones
Title: VP SJCC      Date: 9/13/06

CONSENT OF GUARANTOR

BHP Minerals International Inc., a Delaware corporation, (formerly BHP-Utah International Inc.), the guarantor of the obligations of San Juan Coal Company under the Underground Coal Sales Agreement pursuant to the Guarantee dated September 25, 2001 (the Guarantee”), hereby consents to the foregoing Amendment Four to the Underground Coal Sales Agreement and agrees that all references in the Guarantee to the Underground Coal Sales Agreement shall be deemed to be references to the Underground Coal Sales Agreement as amended by this Amendment Four.

BHP Minerals International, Inc.

By: /s/ Earl K. Moore
Name: Earl K. Moore
Title: President     Date: December 7, 2006

By: /s/ M. Ruth Rhodes
Name: M. Ruth Rhodes
Secretary     Date: December 7, 2006

(Corporate Seal)